EXHIBIT 99
Investor Contact:
Erik Holznecht
Exact Sciences Corp.
investorrelations@exactsciences.com
608-800-6605

Media Contact:
Morry Smulevitz
Exact Sciences Corp.
msmulevitz@exactsciences.com
608-345-8010

For Immediate Release

Exact Sciences Announces Third-Quarter 2023 Results
Reports record revenue, delivers more than a million test results, raises full-year guidance

Third-quarter 2023 highlights

•Total third quarter revenue of $628 million, an increase of 20%, or 23% on a core revenue basis
•Delivered more than 1 million test results, including a record for Cologuard® and Oncotype DX® tests
•Full-year 2023 revenue and adjusted EBITDA guidance midpoints raised by $28 million and $25 million, respectively

MADISON, Wis., November 1, 2023 — Exact Sciences Corp. (Nasdaq: EXAS), a leading provider of cancer screening and diagnostic tests, today announced that the company generated revenue of $628.3 million for the third quarter ended September 30, 2023, compared to $523.1 million for the same period of 2022.

"Exact Sciences' third-quarter results reflect our unwavering dedication to improving cancer care on a global scale," said Kevin Conroy, chairman and CEO. "Our team delivered answers to more patients than ever before, giving us confidence to raise our full-year revenue and adjusted EBITDA guidance. To achieve our mission to eradicate cancer, we'll continue to focus on making our current and future tests the top choice for patients and healthcare professionals globally."

Third-quarter 2023 financial results

For the three-month period ended September 30, 2023, as compared to the same period of 2022 (where applicable):

•Total revenue was $628.3 million, an increase of 20 percent
•Core revenue was $624.8 million, an increase of 23 percent
•Screening revenue was $472.0 million, an increase of 31 percent
•Precision Oncology revenue was $156.3 million, an increase of 3 percent, or 5 percent on a core revenue basis
•Other operating income (loss) was $72.0 million, which includes a gain related to the sale of the Oncotype DX Genomic Prostate Score Test
•Gross margin including amortization of acquired intangible assets was 70 percent, and non-GAAP gross margin excluding amortization of acquired intangible assets was 73 percent
•Net income was $0.8 million, or $0.00 per basic and diluted share, compared to a net loss of $148.8 million, or $(0.84) per basic and diluted share
•EBITDA was $61.2 million and adjusted EBITDA was $56.3 million
•Cash provided by operating activities was $24.4 million and free cash flow was $(0.8) million, including a one-time payment of $32.5 million for a previously disclosed and reserved legal matter
•Cash, cash equivalents, and marketable securities were $734.4 million at the end of the quarter

Screening primarily includes laboratory service revenue from Cologuard tests and PreventionGenetics. Precision Oncology includes laboratory service revenue from global Oncotype DX and therapy selection tests.

2023 outlook

The company anticipates revenue of $2.476-$2.486 billion during 2023, assuming:

•Screening revenue of $1.848-$1.853 billion,
•Precision Oncology revenue of $622-$627 million, and
•COVID-19 testing revenue of $6 million.

Revenue guidance has been raised from the previously expected range of $2.441-$2.466 billion, which assumed:

•Screening revenue of $1.820-$1.835 billion,
•Precision Oncology revenue of $615-$625 million, and
•COVID-19 testing revenue of $6 million.

Third-quarter 2023 conference call & webcast
Company management will host a conference call and webcast on Wednesday, November 1, 2023, at 5 p.m. ET to discuss third-quarter 2023 results. The webcast will be available at exactsciences.com. Domestic callers should dial 888-330-2384 and international callers should dial +1-240-789-2701. The access code for both domestic and international callers is 4437608.

An archive of the webcast will be available at exactsciences.com. A replay of the conference call will be available by calling 800-770-2030 domestically or +1-647-362-9199 internationally. The access code for the replay of the call is 4437608. The webcast, conference call, and replay are open to all interested parties.

Non-GAAP disclosure
In addition to the company's financial results determined in accordance with U.S. GAAP, the company provides non-GAAP measures that it determines to be useful in evaluating its operating performance and liquidity. The company presents EBITDA, adjusted EBITDA, non-GAAP gross margin, non-GAAP gross profit, core revenue, and free cash flow. EBITDA and adjusted EBITDA consist of net loss after adjustment for those items shown in the table below. The company defines non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin, respectively, excluding amortization of acquired intangible assets. The amortization of acquisition-related intangible assets used in the calculation of non-GAAP gross profit and non-GAAP gross margin pertain only to the amortization associated with developed technology acquired and recorded through purchase accounting transactions. The amortization of these intangible assets will recur in future periods until such intangible assets have been fully amortized. Core revenue is calculated to adjust for recent acquisitions and divestitures, COVID-19 testing revenue and foreign currency exchange rate fluctuations. To exclude the impact of change in foreign currency exchange rates from the prior period under comparison, the Company converts the current period non-U.S. dollar denominated revenue using the prior year comparative period exchange rates. The company considers free cash flow to be a liquidity measure and is calculated as net cash used in or provided by operating activities, reduced by purchases of property, plant and equipment. Management believes that presentation of non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the company's core operating results and comparison of operating results across reporting periods. The company uses this non-GAAP financial information to establish budgets, manage the company's business, and set incentive and compensation arrangements. The company believes free cash flow provides useful information to management and investors since it measures our ability to generate cash from business operations. Non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental information purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. For example, non-GAAP gross margin and non-GAAP gross profit exclude the amortization of acquired intangible assets although such measures include the revenue associated with the acquisitions. Additionally, adjusted EBITDA excludes a number of expense items that are included in net loss. As a result, positive adjusted EBITDA may be achieved while a significant net loss persists. For a reconciliation of these non-GAAP measures to GAAP, see below “EBITDA and Adjusted EBITDA Reconciliations”, “Non-GAAP Gross Profit and Non-GAAP Gross Margin Reconciliations”, “Reconciliation of Core Revenue” and “Condensed Consolidated Statements of Cash Flows and Reconciliation of Free Cash Flow”. The company presents certain forward-looking statements about the company’s future financial performance that include non-GAAP measures. These non-GAAP measures include adjustments like stock-based compensation, acquisition and integration costs including gains and losses on contingent consideration that are difficult to predict for future periods because the nature of the adjustments pertain to events that have not yet occurred. Additionally management does not forecast many of the excluded items for internal use. Information reconciling forward-looking non-GAAP measures to U.S. GAAP measures is therefore not available without unreasonable effort, and is not provided. The occurrence, timing, and amount of any of the items excluded from GAAP to calculate non-GAAP could significantly impact the company's GAAP results.

About Cologuard
The Cologuard test was approved by the FDA in August 2014, and results from Exact Sciences’ prospective 90-site, point-in-time, 10,000-patient pivotal trial were published in the New England Journal of Medicine in March 2014. The Cologuard test is included in the American Cancer Society’s (2018) colorectal cancer screening guidelines and the recommendations of the U.S. Preventive Services Task Force (2021) and National Comprehensive Cancer Network (2016). The Cologuard test is indicated to screen adults 45 years of age and older who are at average risk for colorectal cancer by detecting certain DNA markers and blood in the stool. Do not use the Cologuard test if you have had precancer, have inflammatory bowel disease and certain hereditary syndromes, or have a personal or family history of colorectal cancer. The Cologuard test is not a replacement for colonoscopy in high risk patients. The Cologuard test performance in adults ages 45-49 is estimated based on a large clinical study of patients 50 and older. The Cologuard test performance in repeat testing has not been evaluated.
The Cologuard test result should be interpreted with caution. A positive test result does not confirm the presence of cancer. Patients with a positive test result should be referred for colonoscopy. A negative test result does not confirm the absence of cancer. Patients with a negative test result should discuss with their doctor when they need to be tested again. Medicare and most major insurers cover the Cologuard test. For more information about the Cologuard test, visit cologuardtest.com. Rx only.

About Exact Sciences’ Precision Oncology portfolio
Exact Sciences’ Precision Oncology portfolio delivers actionable genomic insights to inform prognosis and cancer treatment after a diagnosis. In breast cancer, the Oncotype DX Breast Recurrence Score® test is the only test shown to predict the likelihood of chemotherapy benefit as well as recurrence in invasive breast cancer. The Oncotype DX test is recognized as the standard of care and is included in all major breast cancer treatment guidelines. The OncoExTra™ test applies comprehensive tumor profiling, utilizing whole exome and whole transcriptome sequencing, to aid in therapy selection for patients with advanced, metastatic, refractory, relapsed, or recurrent cancer. With an extensive panel of approximately 20,000 genes and 169 introns, the OncoExTra test is one of the most comprehensive genomic (DNA) and transcriptomic (RNA) panels available today. Exact Sciences enables patients to take a more active role in their cancer care and makes it easy for providers to order tests, interpret results, and personalize medicine by applying real-world evidence and guideline recommendations. To learn more, visit precisiononcology.exactsciences.com.

About PreventionGenetics
Founded in 2004 and located in Marshfield, Wisconsin, PreventionGenetics is a CLIA and ISO 15189:2012 accredited laboratory. PreventionGenetics delivers clinical genetic testing of the highest quality at fair prices with exemplary service to people around the world. PreventionGenetics has 25 PhD geneticists on staff and provides tests for nearly all clinically relevant genes including the powerful and comprehensive germline whole genome sequencing test, PGnome® and whole exome sequencing test, PGxome®. PreventionGenetics was acquired by Exact Sciences in December 2021.

About Exact Sciences Corp.
A leading provider of cancer screening and diagnostic tests, Exact Sciences gives patients and health care professionals the clarity needed to take life-changing action earlier. Building on the success of the Cologuard® and Oncotype® tests, Exact Sciences is investing in its pipeline to develop innovative solutions for use before, during, and after a cancer diagnosis. For more information, visit ExactSciences.com, follow Exact Sciences on X (formerly known as Twitter) @ExactSciences, or find Exact Sciences on LinkedIn and Facebook.

Forward-Looking Statements
This news release contains forward-looking statements concerning our expectations, anticipations, intentions, beliefs or strategies regarding the future. These forward-looking statements are based on assumptions that we have made as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results, conditions and events to differ materially from those anticipated. Therefore, you should not place undue reliance on forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results; expectations for development of new or improved products and services and their impact on patients; our strategies, positioning, resources, capabilities and expectations for future events or performance; and the anticipated benefits of our acquisitions, including estimated synergies and other financial impacts.

Important factors that could cause actual results, conditions and events to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully and profitably market our products and services; the acceptance of our products and services by patients and healthcare providers; our ability to meet demand for our products and services; our reliance upon certain suppliers, including suppliers that are the sole source of certain products; the willingness of health insurance companies and other payers to cover our products and services and adequately reimburse us for such products and services; the amount and nature of competition for our products and services; the effects of any judicial, executive or legislative action affecting us or the healthcare system; recommendations, guidelines and quality metrics issued by various organizations regarding cancer screening or our products and services; our ability to successfully develop new products and services and assess potential market opportunities; our ability to effectively enter into and utilize strategic partnerships and acquisitions; our success establishing and maintaining collaborative, licensing and supplier arrangements; our ability to obtain and maintain regulatory approvals and comply with applicable regulations; the results of our validation studies and clinical trials, including the risks that the results of future studies and trials may differ materially from the results of previously completed studies and trials; our ability to manage an international business and our expectations regarding our international expansion and opportunities; our ability to raise the capital necessary to support our operations or meet our payment obligations under our indebtedness; the potential effects of changing macroeconomic conditions, including the effects of inflation and interest rate and foreign currency exchange rate fluctuations and any such efforts to hedge such effects; our ability to efficiently and flexibly manage our business amid uncertainties related to the coronavirus (“COVID-19”) pandemic; the possibility that the anticipated benefits from our business acquisitions will not be realized in full or at all or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of acquired businesses’ operations or the divestiture of business operations will be greater than expected and the possibility that integration or divestiture efforts will disrupt our business and strain management time and resources; the outcome of any litigation, government investigations, enforcement actions or other legal proceedings; our ability to retain and hire key personnel; and the impact of labor shortages, turnover, and labor cost increases. The risks included above are not exhaustive. Other important risks and uncertainties are described in the Risk Factors sections of our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in our other reports filed with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Condensed Consolidated Statements of Operations
(Amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$628,338	$523,073	$1,852,881	$1,531,284

Operating expenses
Cost of sales (exclusive of amortization of acquired intangible assets)	168,526	147,937	482,383	427,242
Research and development	111,446	90,813	310,960	299,144
Sales and marketing	173,159	187,697	536,613	635,800
General and administrative	217,393	191,968	672,653	543,410
Amortization of acquired intangible assets	22,992	23,526	68,849	74,536
Impairment of long-lived assets	—	5,946	621	12,537
Total operating expenses	693,516	647,887	2,072,079	1,992,669

Other operating income (loss)	72,027	(13,244)	72,027	(13,244)
Income (loss) from operations	6,849	(138,058)	(147,171)	(474,629)

Other income (expense)
Investment income (loss), net	2,065	(8,584)	7,383	(13,790)
Interest expense	(7,871)	(5,235)	(11,582)	(14,224)
Total other income (expense)	(5,806)	(13,819)	(4,199)	(28,014)

Net income (loss) before tax	1,043	(151,877)	(151,370)	(502,643)

Income tax benefit (expense)	(249)	3,116	(3,013)	6,882

Net income (loss)	$794	$(148,761)	$(154,383)	$(495,761)

Net income (loss) per share—basic	$0.00	$(0.84)	$(0.86)	$(2.82)

Net income (loss) per share—diluted	$0.00	$(0.84)	$(0.86)	$(2.82)

Weighted average common shares outstanding—basic	180,649	176,997	179,817	175,935

Weighted average common shares outstanding—diluted	184,075	176,997	179,817	175,935

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	September 30, 2023	December 31, 2022
Assets
Cash and cash equivalents	$594,612	$242,493
Marketable securities	139,794	389,564
Accounts receivable, net	199,403	158,043
Inventory	132,841	118,259
Prepaid expenses and other current assets	81,536	73,898
Property, plant and equipment, net	692,404	684,756
Operating lease right-of-use assets	149,671	167,003
Goodwill	2,366,514	2,346,040
Intangible assets, net	1,913,307	1,956,240
Other long-term assets, net	150,748	90,577
Total assets	$6,420,830	$6,226,873

Liabilities and stockholders' equity
Current liabilities	$476,513	$412,747
Convertible notes, net	2,312,921	2,186,106
Long-term debt, less current portion	—	50,000
Other long-term liabilities	341,771	352,459
Operating lease liabilities, less current portion	168,398	182,399
Total stockholders’ equity	3,121,227	3,043,162
Total liabilities and stockholders’ equity	$6,420,830	$6,226,873

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Reconciliation of Core Revenue
(Amounts in thousands)

	GAAP
	Three Months Ended September 30,
	2023	2022	% Change
Screening	$472,013	$360,759	31%
Precision Oncology	156,325	151,443	3%
COVID-19 Testing	—	10,871	(100)%
Total	$628,338	$523,073	20%

	Non-GAAP
	Three Months Ended September 30,
	2023 (1)	2022 (1)	% Change	Foreign Currency Impact (2)	Core Revenue (3)	% Change (3)
Screening	$472,013	$360,759	31%	$—	$472,013	31%
Precision Oncology	154,451	145,196	6%	(1,701)	152,750	5%
Total	$626,464	$505,955	24%	$(1,701)	$624,763	23%

	GAAP
	Nine Months Ended September 30,
	2023	2022	% Change
Screening	$1,377,995	$1,021,175	35%
Precision Oncology	468,931	458,058	2%
COVID-19 Testing	5,955	52,051	(89)%
Total	$1,852,881	$1,531,284	21%

	Non-GAAP
	Nine Months Ended September 30,
	2023 (1)	2022 (1)	% Change	Foreign Currency Impact (2)	Core Revenue (3)	% Change (3)
Screening	$1,377,995	$1,021,175	35%	$—	$1,377,995	35%
Precision Oncology	462,725	433,298	7%	(608)	462,117	7%
Total	$1,840,720	$1,454,473	27%	$(608)	$1,840,112	27%

(1) Excludes revenue from COVID-19 testing, the divested Oncotype DX Genomic Prostate Score test, and the Resolution Bioscience acquisition.

(2) Foreign currency impact is calculating the change in current period non-U.S. dollar denominated revenue using the prior year comparative period exchange rates.

(3) Excludes revenue from COVID-19 testing, the divested Oncotype DX Genomic Prostate Score test, the impact of foreign currency exchange rate fluctuations, and the Resolution Bioscience acquisition.

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Non-GAAP Gross Profit and Non-GAAP Gross Margin Reconciliations
(Amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$628,338	$523,073	$1,852,881	$1,531,284
Cost of sales (exclusive of amortization of acquired intangible assets)	168,526	147,937	482,383	427,242
Amortization of acquired intangible assets (1)	20,781	21,296	62,216	66,250
Gross profit	$439,031	$353,840	$1,308,282	$1,037,792
Gross margin	70%	68%	71%	68%

Amortization of acquired intangible assets (1)	20,781	21,296	62,216	66,250
Non-GAAP gross profit	$459,812	$375,136	$1,370,498	$1,104,042
Non-GAAP gross margin	73%	72%	74%	72%

(1) Includes only amortization of intangible assets identified as developed technology assets through purchase accounting transactions, which otherwise would have been allocated to cost of sales.

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
EBITDA and Adjusted EBITDA Reconciliations
(Amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2023	2022	2023	2022
Net income (loss)	$794	$(148,761)	$(154,383)	$(495,761)
Interest expense (1)	7,871	5,235	11,582	14,224
Depreciation and amortization	52,254	48,569	152,436	148,077
Income tax (benefit) expense	249	(3,116)	3,013	(6,882)
EBITDA	$61,168	$(98,073)	$12,648	$(340,342)
Stock-based compensation (2)	72,089	58,328	204,752	188,303
Investment loss (income)	(2,065)	8,584	(7,383)	13,790
Acquisition and integration costs (3)	(4,395)	(4,992)	(8,146)	(54,695)
Reduction-in-force severance (4)	—	—	907	14,613
Impairment of long-lived assets (5)	—	5,946	621	12,537
(Gain) loss on sale of asset and divestiture related costs (6)	(70,522)	17,165	(70,522)	17,256
Legal settlement (7)	—	—	36,186	—
Adjusted EBITDA	$56,275	$(13,042)	$169,063	$(148,538)

(1) Interest expense for the nine months ended September 30, 2023, includes a $10.3 million net gain recorded on the settlement of convertible notes, which represents the difference between (i) the fair value of the consideration transferred and (ii) the sum of the carrying value of the debt at the time of the exchange.

(2) Represents stock-based compensation expense and 401(k) match expense as the Company matches a portion of Exact Sciences employees' contributions annually in the form of the Company's common stock.

(3) Represents acquisition and related integration costs incurred as a result of the Company's business combinations. Acquisition costs represent legal and professional fees incurred to execute the transaction. For both the three and nine months ended September 30, 2023, this includes $0.9 million related to the acquisition of Resolution Bioscience, Inc. For the three and nine months ended September 30, 2022, this includes zero and $0.4 million, respectively, related to the acquisition of Omicera Diagnostics, GmbH. Integration related costs represent costs incurred outside normal business operating expenditures that relate to the integration of businesses acquired through a business combination. This includes any gain or loss on contingent consideration liabilities, severance and accelerated vesting of stock awards, and professional services. For the three and nine months ended September 30, 2023, this includes a gain of $8.3 million and $13.1 million, respectively, resulting from the remeasurement of the contingent consideration liabilities. For the three and nine months ended September 30, 2022, this includes a gain of $5.9 million and $57.6 million, respectively, resulting from the remeasurement of the contingent consideration liabilities. Severance costs were $1.4 million for the three and nine months ended September 30, 2023 and $0.2 million and $0.6 million for the three and nine months ended September 30, 2022, respectively. Professional service fees were $1.6 million and $2.6 million for the three and nine months ended September 30, 2023, respectively, and $0.7 million and $1.9 million for the three and nine months ended September 30, 2022, respectively. The majority of the professional service fees relate to the integration of information technology systems.

(4) Represents severance and legal fees incurred by the Company's international operations in 2023 as a result of proactive measures the Company put in place to address the impact of the inflationary environment and other macroeconomic trends in the fourth quarter of 2022.

(5) Represents impairment charges on the Company’s long-lived assets. For the nine months ended September 30, 2023, the Company recorded insignificant impairments to building leases that were vacated during the year. For the three months ended September 30, 2022, the Company recorded insignificant impairments to a building lease and a supply agreement intangible asset due to termination of the agreement. For the nine months ended September 30, 2022, the Company also recorded an impairment on an acquired developed technology intangible asset.

(6) Relates to the sale of the intellectual property and know-how related to the Company's Oncotype DX Genomic Prostate Score® ("GPS") test to MDxHealth SA ("MDxHealth") in August 2022. For the three and nine months ended September 30, 2022, this represents the loss on the sale of $13.2 million, $1.8 million in one-time termination benefits including severance and accelerated vesting of stock awards, and $2.2 million in legal and professional service fees incurred in the execution of the sale. In August 2023, the Company and MDxHealth executed the Second Amendment to the Asset Purchase Agreement related to the sale of the GPS test, resulting in additional charges. For the three and nine months ended September 30, 2023, this represents a gain of $3.1 million from additional cash and equity consideration received, a $68.9 million contingent consideration gain, and $1.5 million in legal and professional service fees.

(7) The Company reached settlements with the counterparties related to the Medicare Date of Service Rule Investigation ("DOS Rule Matter") and the Federal Anti-Kickback Statute and False Claims Act qui tam lawsuit during the nine months ended September 30, 2023. The Company previously accrued $10 million in the third quarter of 2021 related to the DOS Rule Matter, and made incremental accruals in the first and second quarters of 2023 based on the Company's best estimates of the probable loss on these matters.

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Condensed Consolidated Statements of Cash Flows and Reconciliation of Free Cash Flow
(Amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$24,361	$(40,926)	$86,570	$(275,596)
Net cash provided by (used in) investing activities	(32,969)	65,005	116,446	132,225
Net cash provided by financing activities	92	235	149,729	66,382
Effects of exchange rate changes on cash and cash equivalents	(1,235)	(2,429)	(626)	(3,176)
Net increase (decrease) in cash, cash equivalents and restricted cash	(9,751)	21,885	352,119	(80,165)
Cash, cash equivalents and restricted cash, beginning of period	604,660	213,718	242,790	315,768
Cash, cash equivalents and restricted cash, end of period	$594,909	$235,603	$594,909	$235,603

Reconciliation of free cash flow:
Net cash provided by (used in) operating activities	$24,361	$(40,926)	$86,570	$(275,596)
Purchases of property, plant and equipment	(25,187)	(44,637)	(89,268)	(141,586)
Free cash flow	$(826)	$(85,563)	$(2,698)	$(417,182)